UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2011

EXCELSIOR LASALLE PROPERTY FUND, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 High Ridge Road, Stamford, CT,	06905-3039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 352-4400

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 5, 2011, ELPF Northglenn, L.L.C., (the “Borrower”) a wholly-owned subsidiary of Excelsior LaSalle Property Fund, Inc. (the “Fund”) defaulted on its mortgage loan payable obligation collateralized by the Marketplace at Northglenn, a 439,000 square foot retail center located in Northglenn, CO. The outstanding amount of the mortgage loan is approximately $61.3 million, bearing interest at a fixed-rate of 5.50% and is scheduled to mature in January 2016. The loan contains an acceleration clause in which the lender may, without notice, declare the outstanding loan balance immediately due and payable. During the time the default exists, the lender may charge default interest at a rate of 10.50%. The loan is non-recourse to the Fund. The originating lender was Morgan Stanley Mortgage Capital Inc., and the loan is part of a pooled commercial mortgage-backed security. The loan has been transferred to special servicing. The property has suffered from tenant bankruptcies, lower occupancy and tenants renewing expiring leases at lower rents. We believe that the Borrower will ultimately relinquish its ownership of this property to the lender in a deed in lieu of foreclosure transaction or other alternative including foreclosure in satisfaction of the mortgage. This transaction is not expected to have an impact on the Fund’s net asset value as the Fund has previously written off all assets of the Borrower related to the property.

Cautionary Note Regarding Forward-Looking Statements

This report may contain forward-looking statements, regarding, among other things, the expected impact of the relinquishment of the Borrower’s interest in the above-referenced property.  Forward-looking statements include, but are not limited to, statements that represent the Fund’s beliefs concerning future dividends, operations, strategies, financial results or other developments. Forward-looking statements can be identified by the use of forward-looking terminology such as, but not limited to, “may,” “should,” “expect,” “anticipate,” “estimate,” “would be,” “believe,” or “continue” or the negative or other variations of comparable terminology. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the Fund’s control or are subject to change, actual results could be materially different. Although the Fund believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot guarantee that it will achieve or realize these plans, intentions or expectations. Factors that could cause the Fund not to realize its plans, intentions or expectations include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in the Fund’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Fund’s subsequent Quarterly Reports on Form 10-Q filed with the SEC, including risks related to: (i) the current global financial crisis; (ii) risks related to student-oriented apartment communities; (iii) commercial real estate ownership; (iv) competition for attractive investments; (v) performance of the Fund’s Manager and the Fund’s Advisor; (vi) the Fund’s ability to use leverage; (vii) the loss of key personnel by the Fund’s Manager or the Fund’s Advisor; (viii) compliance with the Securities Exchange Act of 1934, as amended; (ix) the Fund’s failure to achieve its return objectives; (x) the impact of co-tenancy provisions; (xi) defaults by significant tenants; (xii) compliance with environmental laws; (xiii) the possible development of harmful mold at the Fund’s properties; (xiv) the Fund’s ability to sell Shares and the illiquidity of its Shares; (xv) terrorist attacks; (xvi) the adequacy of the Fund’s insurance; (xvii) the extent to which the Fund’s investments are diversified; (xviii) the Fund’s joint investments with third parties; (xix) the structure of the fees payable to the Fund’s Manager and the Fund’s Advisor; (xx) the Fund’s qualification as a “venture capital operating company” under ERISA; (xxi) the Fund’s ability to remain exempt from the registration requirements of the Investment Company Act; (xxii) ownership limitations in the Fund’s charter; (xxiii) the Fund’s ability to pay dividends; and (xxiv) the Fund’s ability to qualify as a REIT. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this Form 8-K. Except as required by law, the Fund does not undertake any obligation to update or revise any forward-looking statements contained in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCELSIOR LASALLE PROPERTY FUND, INC. (Registrant)

	By:	/s/ James D. Bowden

Name: James D. Bowden Title: Chief Executive Officer
Date: October 7, 2011